                                                                   EXHIBIT 10.8

                           EUROPA CENTER OFFICE LEASE

                          CONTENTS OF LEASE BY SECTION

SECTION NUMBER AND SUBJECT                                          PAGE NUMBER
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1.       Definitions                                                         3
2.       Demise                                                              3
3.       Term                                                                4
4.       Rent                                                                4
5.       Late Payment                                                        5
6.       Security Deposit                                                    5
7.       Use of Leased Premises                                              5
8.       Signs                                                               5
9.       Care and Maintenance                                                5
10.      Alterations by Tenant                                               6
11.      Acceptance of Leased Premises                                       6
12.      Delay in Commencement                                               7
13.      Subleasing and Assignment                                           7
14.      Default                                                             9
15.      Holding Over                                                        9
16.      Surrender of Rented Space                                           9
17.      Damage to Rented Space or Building                                 10
18.      Tenant's Indemnity and Tenant's Insurance                          10
19.      Tenant's Waiver of Claim; Mutual Releases                          11
20.      Eminent Domain                                                     11
21.      Utilities and Other Services                                       12
22.      Covenants of Title and Quiet Enjoyment                             12
23.      Common Areas                                                       12
24.      Use of Parking Facilities                                          13
25.      Information Concerning Tenant                                      13
26.      Authority of Tenant                                                13
27.      Estoppel                                                           13
28.      Right to Relocate                                                  14
29.      Landlord's Access to Rented Space                                  14
30.      Managing Agent                                                     14
31.      Subordination                                                      14
32.      Reservation of Rights                                              15
33.      Notices                                                            15
34.      Entire Agreement; Modification                                     15
35.      Riders and Exhibits                                                15
36.      Section Headings                                                   15
37.      Number and Gender                                                  15
38.      Governing Law                                                      15

39.      Severability                                                       16
40.      Modification by Mortgage                                           16
41.      Binding Effect                                                     16
42.      Limitation on Right of Recovery                                    16
43.      Brokerage                                                          16
44.      Confidentiality                                                 [sic]

EXHIBITS
         EXHIBIT A.
               Site of Europa Center                                        18
         EXHIBIT B.
               Sketch of Rented Space                                       19
         EXHIBIT C.
               Rules and Regulations                                        20

This lease is made as of July 2, 2001 by and between Europa Center, LLC (collectively, "Landlord") and MoliChem R&D, Inc., a Delaware Corporation [sic]. Both parties acknowledge that Graham Associates, Ltd., a North Carolina corporation, is the authorized agent of Landlord, with full power and authority to execute this Lease on behalf of Landlord and to bind the Landlord to its terms. In consideration of the reciprocal obligations stated herein, Landlord and Tenant agree as follows:

1.   DEFINITIONS.    When used in this Lease, the terms listed below shall have the meanings stated in this Section 1.

     (a) "Building": the five-story office building in which the Rented Space is located.

     (b) "Commencement Date": the actual date on which the initial term of this Lease commences, as provided in Section 3 below.

     (c) "Common Areas": Any existing or future equipment, improvements, areas or spaces intended for the joint use of Landlord, Tenant and other tenants, occupants or users of the Europa Center. Common Areas include but are not limited to sidewalks, driveways, stairways, halls, lobbies, elevators, passages and parking facilities.

     (d) "CPI" shall mean the Consumer Price Index - U.S. City Averages for Urban Wage Earners and Clerical Workers - All Items (base year 1982-84=100), published by the United State Bureau of Labor Statistics.

     (e) "Europa Center": that tract of land located in Chapel Hill Township, Orange County, North Carolina, described in Exhibit A attached hereto and incorporated herein, and all improvements situated thereon.

     (f) "Lease Year": each twelve (12) month period of the Term beginning with August 15, 2001 and ending on August 14, 2004. The first Lease Year shall begin on August 15, 2001 and shall end August 14, 2002.

     (g) "Leased Premises": the Rented Space, together with the nonexclusive right to use the Common Areas as provided in Sections 23 and 24 of this Lease.

     (h) "Rentable Square Feet": the useable square feet of any area multiplied by a core factor of 1.14.

     (i) "Rented Space": that office space area shown as the cross-hatched area on Exhibit B attached hereto and incorporated herein, which is designated Suite 421 of the Europa Center and which consists of approximately 3312 Rentable Square Feet.

     (j) "Term": the initial term of this Lease, and if the term is extended pursuant to subsection (b) of Section 3 below, the extension term.

2.   DEMISE.         Subject to the terms and conditions stated in this Lease,
Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord.

3.   TERM.

     (a) Initial Term. The initial term of this Lease shall commence on the earlier of: (1) the date that Tenant takes possession of any part of the Rented Space, or (2) August 15, 2001. The initial term shall terminate at 11:59 P.M. on August 14, 2004, if not sooner terminated by Landlord pursuant to the terms of this Lease.

     (b) Extension Term. Provided that Tenant is not in default hereunder, Tenant shall have the option to extend the term of this Lease for an extension term of three (3) years, commencing August 15, 204 and ending August 14, 2007 at 11:59 P.M., if not sooner terminated by Landlord pursuant to the terms of this Lease. Tenant's option to extend the term of this Lease shall automatically expire if Tenant does not give Landlord written notice of its intention to exercise the option on or before January 31, 2004.

     (c) No Reinstatement. No receipt of money by Landlord from Tenant or any other party after the termination of this Lease shall reinstate, continue or extend the Term or affect any notice of termination served on Tenant by Landlord.

4.   RENT.

     (a) Initial Annual Base Rent. For the First Lease Year, Tenant shall pay to Landlord annual base rent in the amount of $76,176.00, payable in equal monthly installments of $6,348.00 each, commencing August 15, 2001. For each succeeding Lease Year of the Term, Tenant shall pay to Landlord annual base rent as determined pursuant to subsection (b) below, payable in equal monthly installments commencing on the first day of each Lease Year. All monthly base rent payments shall be due on the first day of each month in advance, without notice or demand. All rent payments shall be made to Landlord at its address shown in Section 33 below, or at such other place as Landlord may designate from time to time in writing.

     (b) Adjustments to Annual Base Rent. At the end of each Lease Year of the Term, the annual base rent to be paid to Landlord by Tenant for th upcoming Lease Year will increase to four (4%) percent per Lease Year.

     (c) Base Rent for Partial Month. Base rent due for any partial month at the beginning of the Term shall be $211.60 per day, payable in advance on the Commencement Date. Base rent due for any partial month at the end of the Term shall be determined on a per diem basis, using the then applicable annual base rent.

     (d) Additional Rent. All other charges, costs and sums required to be paid by Tenant to Landlord under this Lease shall be deemed to be additional rent, and shall be collectable by Landlord as such.

     (e) Independent Covenant. The obligation to pay any and all rent hereunder is a separate and independent covenant of Tenant, and no breach or alleged breach by Landlord of the terms hereof shall give Tenant any right to withhold or escrow any rental payments when due.

5.   LATE PAYMENT.   Tenant recognizes and acknowledges that if rent payments
are not received when due, Landlord will suffer damages and additional expense. Tenant therefore agrees that a late fee equal to five (5%) percent of the rent which is late may be assessed by Landlord as additional rent if the Landlord has not received any monthly installment of annual rent or other rent or additional rent due pursuant to this Lease within five (5) days of its due date. If any check given in payment of rent is not honored when due, Landlord may assess the late fee and may also require that subsequent rent payments be made by certified or cashier's check. Landlord's rights under this Section 5 are in addition to and may be exercised cumulatively with Landlord's rights and remedies under
Section 14 below.

6. SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum of $6,348.00 which sum Landlord shall retain as security for the performance by Tenant of each of its obligations under this Lease. The security deposit will be placed in a non-interest bearing trust account with interest earned accruing to LANDLORD. If Tenant fails at any time to perform its obligations, Landlord may at its option apply the deposit, or so much thereof as is required, to cure Tenant's default. If at any time prior to the termination of this Lease Landlord depletes the deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord. Unless Landlord uses the deposit to cure a default of Tenant, or to restore the Leased Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall within thirty (30) days of the termination of the Lease refund so much of the deposit as it continues to hold to Tenant, less any interest earned.

7.   USE OF LEASED PREMISES AND COMPLIANCE WITH LAW. The Leased
Premises shall be used only for general office purposes, and for no other purposes without the Landlord's prior written consent. Tenant shall not use the Leased Premises for any unlawful purpose or in any manner that might constitute a nuisance. Tenant shall comply with all land use covenants and Rules and Regulations (see Exhibit C) pertaining to the Leased Premises, and all ordinances and regulations of governmental authorities applicable to the Leased Premises.

8. SIGNS. Landlord shall furnish, install and maintain a sign at the entry to Tenant's office, and a Building directory at a convenient location in the Building, listing the name of the Tenant and the suite number of Tenant's entrance office. No other signage shall be installed by Tenant anywhere at the Europa Center without Landlord's written consent, which may be withheld in Landlord's sole discretion. Any other sign requested by the Tenant and approved by Landlord which is of greater cost than the sign ordinarily furnished by the Landlord shall be paid for by the Tenant, and shall be installed by the Landlord at Tenant's expense

9. CARE AND MAINTENANCE. Subject to the provisions of Section 29, Tenant shall, at the Tenant's own expense, keep the Rented Space in good condition and shall pay for the repair of any damages caused by the Tenant, its agents, employees, invitees or contractors. Tenant shall make at its sole cost and expense, replacements or restorations, in quality equivalent to or better than the original work, as may be required to maintain the Rented Space in good repair and condition, ordinary wear excepted. With respect to repairs requested by Tenant to be performed by Landlord, the Tenant shall pay the Landlord for any expense incurred by the Landlord, including overtime, in the event repairs, alterations, decorating or other work in the Rented Space are not made during ordinary business hours.

10.  ALTERATIONS BY TENANT.

     (a) Requirements. Tenant shall not do any painting or decorating, or erect any partitions, make any alterations in or additions to the Rented Space or do any nailing, boring or screwing into the ceilings, walls or floors (collectively and individually, "Alterations") without the Landlord's prior written general and specific consent in each and every instance, with the exception of picture hanging and limited installation of shelving. Landlord may withhold its consent, in its sole discretion. Unless otherwise agreed by Landlord and Tenant in writing, the work on all such Alterations shall be performed either by or under the direction of Landlord, but at the cost of Tenant. If the Landlord gives its preliminary consent to any such Alterations, the Tenant shall furnish to the Landlord for approval before commencement of the work or delivery of any materials to the Europa Center all of the following:
         (i)   all plans and specifications;
         (ii)  names and addresses of all contractors;
         (iii) copies of all contracts;
         (iv)  all necessary permits;
         (v) an indemnification of Landlord by all contractors in form and amount satisfactory to Landlord; and
         (vi) certificates of insurance from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with such Alterations.

Within ten (10) business days of receiving all of the items specified in (i) through (v) above, in full and complete form, Landlord shall specifically approve or disapprove in writing each of the items. Tenant shall modify, supplement or substitute such items as Landlord disapproves, pursuant to Landlord's written instructions, and resubmit such items to Landlord for its approval. Landlord shall respond in writing to each resubmission within ten (10) business days. Tenant shall not commence any work or have any supplies or materials delivered to the Europa Center until it has received Landlord's specific written approval of all such items.

     (b) No Interference or Disruption. The Alterations and all related construction activities shall not interfere with the normal operations of the Europa Center. The Landlord reserves the right to determine whether the Alterations or any portion of them must be made after normal business hours.

     (c) Liability. Regardless of who performs any Alterations and notwithstanding Landlord's consent thereto, Tenant shall hold the Landlord, its agents and employees forever harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with the Alterations, unless as a direct result of willful misconduct or negligence. Any mechanic's lien filed against the Rented Space or the Europa Center for work or materials claimed to have been furnished to the Tenant shall be discharged of record by the Tenant within ten (10) days after filing, at the Tenant's expense. Upon completing any Alterations, the Tenant shall furnish the Landlord with contractors' affidavits, full and final waivers of lien and receipted bills covering all labor and materials expended and used. All Alterations shall comply with all insurance requirements and with all ordinances and regulations of any applicable public authority. All Alterations shall be performed in a good and workmanlike manner, using first class materials.

     (d) Ownership. All Alterations, made by either party, including without limitation all paneling, decorations, partitions, railings, mezzanine floors, carpets, galleries, heating or air conditioning equipment, plumbing, electrical machinery and equipment, shall become the property of Landlord and shall remain upon and be surrendered with the Rented Space as a part of the Rented Space at the end of the Term; provided that if requested by Landlord on termination of this Lease, Tenant shall restore the Rented Space to the same condition as at the Commencement Date. Furniture and movable trade fixtures which are installed by Tenant at its expense, except for those referred to above, shall remain Tenant's property and may be removed at any time prior to the termination of the Term provided Tenant is not then in Default and further provided Tenant promptly repairs any damage caused by such removal. Any such trade fixtures which Tenant has the right to remove under the above provisions, or personal property belonging to Tenant or to any invitee, assignee or subtenant, shall be deemed abandoned by Tenant if not removed prior to termination of the Term, and shall become the property of the Landlord without any payment or offset for the property, if Landlord so elects. If the Landlord does not so elect, the Landlord may remove any fixtures or property from the Leased Premises and store them at the Tenant's sole risk and expense or dispose of them in any manner, including the sale, scrapping or destruction thereof, and to the extent permitted by law Tenant waives all claims against Landlord therefor. The Tenant shall repair and restore, and save the Landlord forever harmless from, any and all damage to the Leased Premises caused by such removal, whether by the Tenant or by the Landlord.

11. ACCEPTANCE OF LEASED PREMISES. Occupation of the Rented Space by Tenant shall constitute acceptance of the Leased Premises AS IS, except for latent defects and deficiencies specified in writing by Tenant to Landlord within ten
(10) days after Tenant's occupancy. Landlord makes no representation or warranty, oral or written, as to the condition of the Leased Premises nor as to the use or fitness of the Leased Premises for any particular purpose except for general office use. Landlord shall not be responsible for obtaining any governmental approvals or permits necessary to enable Tenant to occupy or use the Leased Premises (other than the certificates of occupancy or other approvals related to work done by Landlord to upfit the Rented Space). Obtaining such approvals and certificates shall be the sole responsibility of the Tenant. The Landlord shall not be responsible for obtaining any certificate of occupancy or other approvals required in connection with construction work done by the Tenant or contractors engaged by the Tenant. Notwithstanding the foregoing, MoliChem shall have the right to terminate this Lease without further obligation to Landlord in the event that Landlord fails to tender complete and exclusive possession of the Rented Space by September 1, 2001, unless said delays are a direct result of tenant's [sic] scope of work or interferrance [sic].

12. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant or any third party for failure to deliver possession of the Rented Space to Tenant on or before the Commencement Date, if such failure is due to any of the following:
     (i)   labor disputes and/or material shortages;
     (ii) force majeure or acts of God, including but not limited to abnormal weather conditions;
     (iii) the hold over or retention of possession of any other tenant, tenants, or occupants; or
     (iv)  any other circumstances beyond Landlord's reasonable control.

Under such circumstances, the Base Rent shall be abated until the Rented Space is available for occupancy by Tenant, and no such failure to give possession on the Commencement Date shall affect the validity of this Lease or the obligation of the Tenant under this Lease. At the option of Landlord, to be exercised within thirty (30) days of the Commencement Date, the Lease may be amended so that the Term is extended by the period of time possession by Tenant is delayed. The Rented Space shall not be deemed to be unready for Tenant's occupancy or incomplete if:
     (i) only minor or insubstantial details of construction, decoration or mechanical adjustment remain to be done in the Rented Space or any part of the Rented Space;
     (ii) the delay in the availability of the Rented Space for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Rented Space or any part thereof;
     (iii) the delay is caused in whole or in part by the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise; or
     (iv) the delay is caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants.

In the event of any dispute as to whether the Rented Space are ready for Tenant's occupancy, the decision of the Landlord's architect shall be final and binding on the parties.

13.  ASSIGNMENT OR SUBLEASE.

     (a) Assignment. Tenant may not assign this Lease. If Tenant is not a publicly owned corporation whose outstanding voting stock is listed on a national securities exchange, then any transfer of any interest in Tenant that results in a change of the controlling ownership of Tenant shall be deemed an assignment of this Lease a default by Tenant hereunder; provided that nothing herein shall be deemed to prohibit (i) a public offering of the stock of Tenant pursuant to the Securities Act of 1933 and/or Securities Exchange Act of 1934, as amended; or (ii) a transfer of ownership between the current owners of Tenant and their spouses, children, or grandchildren by inter vivos or testamentary transfer. Any involuntary transfer of any interest in Tenant or Tenant's interest in this Lease shall be deemed an assignment of this Lease and a default hereunder. Should Tenant be involved in a merger or sale of substantially all the assets, said assignment can occur following proper notification in writing to the Landlord.

     (b) Subletting. Tenant may not sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld. In any event, Tenant shall not advertise or publicize the Leased Premises for subletting whether through a broker, agent, representative or otherwise at a rental rate less than that for which space in the Europa Center is being offered for rent by Landlord. If Tenant seeks to sublet all or any part of the Leased Premises, then the following shall apply:
         (1) Prior to entering into any sublease, Tenant shall notify Landlord in writing of its intent to sublet all or a portion of the Leased Premises, such notice to include a copy of the proposed sublease. At any time within fifteen
(15) business days afer service of said notice, Landlord shall notify Tenant that:
         (i)   it consents to the sublease; or
         (ii)  it refuses to consent to the sublease; or
         (iii) with respect to a proposed sublease of the entire Rented Space, that it terminates this Lease effective as of the beginning of the proposed sublease term, which Landlord shall be fully empowered to do, at Landlord's option, if Tenant seeks to sublet the entire Rented Space; or
         (iv) with respect to a proposed sublease of part of the Rented Space, that, effective as of the beginning of the sublease term, it amends the Lease to reduce the Rented Space by the portion of the Rented Space proposed to be sublet and further amends the Lease because of the reduction of the Rented Space so that all calculated items are reduced proportionately to the reduction in the Rentable Square Feet of the Rented Space.

         (2) If the Landlord refuses to consent to the proposed sublease, it shall state the reason(s) why the proposed sublease is unacceptable; however, Landlord's refusal shall be final and controlling. If Landlord consents to the proposed sublease, then the following shall apply:
         (i) if Tenant shall sublet the Leased Premises at a rental or other economic benefit in excess of the then current Base Rent, Fifty percent (50%) of such excess shall be for benefit of Landlord and shall be paid to Landlord in cash promptly when due under any such sublease as additional rent due under this Lease

         (ii) Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord's consent to any sublease, including but not limited to reasonable attorney's fees and recording fees.
         (iii) any sublease shall not release Tenant from its liability under this Lease, or be deemed to permit any subsequent sublease.

14.  DEFAULT BY TENANT AND LANDLORD'S REMEDIES.

     (A) Events of Default. In addition to the other occurrences listed elsewhere in this Lease, the occurrence of any one or more of the following shall constitute a default hereunder:

         (1) If Tenant fails to pay any rent or other monetary payments as and when provided in this Lease;

         (2) If Tenant breaches any other agreement or obligation herein set forth and fails to cure such breach within ten (10) days after notice thereof; or if cure of the breach would require more than ten (10) days to effect, if Tenant fails to initiate action necessary to cure such breach within the ten (10) day period and to pursue such action diligently thereafter until the breach is cured;

         (3) If there is a levy, execution, attachment or taking of property, assets or the leasehold interest of Tenant by process of law or otherwise or in satisfaction of any judgment, debt or claim; or

         (4) If Tenant files, or has filed against it, any petition or action for relief under any debtor's relief law (including bankruptcy, reorganization or similar actions or proceedings) either in state or federal court.

     (b) Landlord's Rights and Remedies. In the event of any default, Landlord may at any time thereafter, with thirty (30) day written notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of default:

         (1) Terminate this Lease.

         (2) Without terminating this Lease, terminate Tenant's right to possession of the Leased Premises, enter upon and take possession of the Leased Premises and rent the Leased Premises for a reasonable rental for the account of Tenant, and after paying from rents collected the reasonable costs of such entry, reletting and collection and the costs of any necessary repairs made by Landlord which Tenant is obligated to make hereunder, apply the remainder of the rent collected to the amounts due and to become due from Tenant hereunder;

         (3) Pursue any other remedy now or hereafter available to Landlord under this Lease or under the laws of the state of North Carolina.

All rights and remedies of Landlord pursuant to this Section shall be cumulative, and may be exercised singly, successively or, if appropriate, concurrently. In the event Landlord terminates this Lease or terminates Tenant's right to possession of the Leased Premises, then Tenant shall surrender possession of the Premises to Landlord, and Landlord shall have the full and free right to enter into and upon the Rented Space with or without process of law, to repossess the Rented Space, to expel or remove the Tenant and any others who may be occupying or be within the Rented Space, to remove any and all property from the Rented Space and to the [sic] change the locks on the Rented Space, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer. In any event of default by Tenant, Landlord shall be entitled to recover from Tenant all damage incurred by Landlord by reason of Tenant's default, including but not limited to: any unpaid rent; the cost of recovering possession of the Premises, including reasonable attorney's fees; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; any loss of future rental; and a pro rata portion of any leasing commission paid by Landlord based on the number of days of any period for which a commission was paid that remain after the date of Tenant's default. Any rent unpaid when due, including additional rent not paid upon demand, shall bear interest from the date due at the rate of twelve percent (12.00%) per annum.

     (c) Treatment of Tenant's Property. Any and all property which may be removed from the Rented Space by the Landlord pursuant to the authority of the Lease or law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and except strictly as required by law the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the property shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not retaken from storage by the Tenant within thirty (30) days after the end of the term, however terminated, may be disposed of by Landlord in any manner whatsoever, including without limitation, the sale, scrapping and/or destruction of the property without any further obligation to the Tenant, and Tenant shall pay to Landlord promptly on demand the reasonable expenses of such disposal.

     (d) Landlord's Lien on Tenant's Interest. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity.

     (e) Landlord's Lien on Tenants' [sic] Property. Tenant hereby grants to Landlord a lien for the payment of rent, additional rent and all other moneys to be paid by Tenant to Landlord hereunder, upon all of the goods, wares, chattels, fixtures, furniture, equipment and other property of Tenant which may be in or upon the Rented Space or the Europa Center. Such lien may be enforced in any lawful manner by of [sic] the Landlord.

     (f) Landlord's Option to Cure. If Tenant defaults in the performance of any of its obligations under this Lease, including without limitation, its obligations under Section 9 hereof, then Landlord or any mortgagee or ground lessee of Landlord may, at its option, cure such default, and Tenant shall pay to Landlord or such mortgagee or ground lessor, as the case may be, the cost of such cure immediately upon being billed for same.

     (g) No Waiver. The failure of Landlord to declare Tenant to be in default at any time or to exercise any of its rights or remedies upon default any [sic] by Tenant shall not be deemed to be a waiver by Landlord of any of its rights or remedies hereunder.

15. HOLDING OVER. In the event the Tenant remains in possession of the Rented Space after the expiration of the Term without the written consent of Landlord, then the Tenant shall be a tenant at sufferance from month to month only, and the Tenant shall then be obligated to pay one hundred and fifty percent (150%) of the then current Base Rent and all other sums then payable hereunder ("Holding Over Rent"), in equal installments on the first day of each calendar month for so long as Landlord is kept out of possession of the Rented Space. Neither such payment nor the acceptance of such payment shall in any way constitute a waiver of the rights of Landlord to dispossess the Tenant and recover possession of the Rented Space and the just and former estate of the Landlord and to bring any action for damages suffered by Landlord on account of Tenant's failure to vacate the Rented Space.

16. SURRENDER OF RENTED SPACE. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Rented Space, broom clean, in good order and condition, ordinary wear accepted [sic], and Tenant shall remove all of its property except as otherwise provided in Section 10.

17.  DAMAGE TO RENTED SPACE OR BUILDING.

     (a) Landlord's Insurance. Landlord shall maintain standard fire and extended coverage insurance covering the Building in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against special causes of loss (including the perils of fire and lighting [sic]), such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of North Carolina. Subject to the provisions of Section 19 below, such insurance shall be for the sole benefit of Landlord and under its sole control.

     (b) Notice by Tenant. If the Rented Space is damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph (a) above, Tenant shall give immediate written notice thereof to Landlord.

     (c) Extensive Damage. If the Rented Space is so damaged by any peril covered by the insurance to be provided by Landlord under subparagraph (a) above that rebuilding or repairs cannot in Landlord's estimation be completed within sixty (60) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate, and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     (d) Repairable Damage. If the Rented Space is damaged by any peril covered by the insurance to be provided by Landlord under subparagraph (a) above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within one hundred fifty (150) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Rented Space to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Rented Space by Tenant. There shall be abatement of rent during any such period of rebuilding and repair, should Tenant be unable to occupy said space.

     (e) Options to Terminate:

         (1) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder thereafter accruing shall cease and terminate.

         (2) Notwithstanding any other provision herein, if any portion of the Rented Space is damaged or destroyed during the final Lease Year of the initial term or any extension term of this Lease, then Landlord and/or Tenant shall have the option to terminate this Lease upon written notice to Tenant and/or Landlord within thirty (30) days of the date of such damage.

         (e) Notwithstanding any other provision herein, if any portion of the Building other than the Rented Space is destroyed by fire or other destructive force and Landlord, in its sole discretion, elects to cease operation of the Europa Center as a result of such damage, then Landlord shall have the option to terminate this Lease upon written notice to Tenant within thirty (30) days of the date of such damage.

18.  TENANT'S INDEMNITY OF LANDLORD AND TENANT'S INSURANCE.

     (a) Tenant's Indemnity of Landlord. Tenant shall indemnify and save the Landlord, Graham Associates, Ltd., and their respective agents and employees harmless against any and all claims, demands, costs, and expenses, including reasonable attorney's fees for the defense thereof, arising directly or indirectly out of or in connection with Tenant's occupancy at the Europa Center or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Europa Center. Furthermore, Tenant covenants to arrange defense of Landlord, Graham Associates, Ltd. and their respective agents and employees from any such claim, demand or action by counsel reasonably acceptable to Landlord.

     (b) Tenant's Commercial General Liability Insurance. Tenant shall at all times during the Term, at its sole cost and expense, procure and maintain in force and effect a policy or policies of commercial general liability insurance issued by a company or companies from time to time approved by Landlord, which companies must be authorized to transact business in North Carolina. Such policy or policies shall insure against loss, damage or liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the Europa Center. Such policies of public liability insurance shall name Landlord as an additional insured and shall be in amounts and afford coverage against perils as reasonably required from time to time by Landlord. Coverage shall initially be in the single limit amount of one million dollars ($1,000,000.00). Such policy or policies shall include affirmative coverage of Tenant's indemnity of Landlord pursuant to subsection
(a) above.

     (c) Tenant's Property Insurance. Tenant shall obtain and maintain property insurance upon its furniture, equipment, trade fixtures and any other personal property of Tenant or of any third parties which may from time to time be located in, on or around the Europa Center. Such insurance shall be maintained in the amount of the full replacement cost of such property. All such policies shall include a waiver of subrogation of any and all claims against the Landlord and name the Landlord as an additional insured. Tenant shall look solely to its insurance policy for recovery of any loss for any such property, and in no event shall it make any claim against the Landlord for any loss to any such property, unless such loss is a direct result of willful misconduct on the part of the Landlord. The Tenant hereby releases Landlord from any such liability, and Tenant shall indemnify and hold the Landlord harmless from and against any claim of Tenant's insurance carrier or arising out of Tenant's failure to maintain such insurance.

     (d) Tenant's Business Interruption Insurance. Tenant shall at all times during the Term maintain business interruption insurance, insuring Tenant from loss, damage, cost or expense from any disruption to or interruption of its business resulting from damage to or malfunction of the Rented Space or the Building or any components thereof or any of the systems (heating, plumbing, mechanical or otherwise) or utilities serving them. Such insurance shall cover a continuous period of disruption or interruption of not less than one hundred eighty (180) days per occurrence.

     (e) Policies or Certificates of Insurance. At the request of Landlord, the Tenant shall furnish certified copies of policies or certificates of insurance in the form or on ACORD 27 bearing notations evidencing the payment of premiums and evidencing the insurance coverage required to be carried by Tenant hereunder. Each policy and certificate shall contain an endorsement or provision requiring not fewer than thirty (30) days written notice to Landlord prior to the cancellation, diminution in the perils insured against or reduction of the amount of coverage of the particular policy in question.

19.  TENANT'S WAIVER OF CLAIMS; MUTUAL RELEASES.

     (a) Tenant's Waiver of Claims. Except with respect to any act or omission of Landlord or its employees, agents or contractors to the extent permitted by law, the Tenant releases the Landlord and Graham Associates, Ltd. and their respective agents and servants from, and waives all claims for damage or injury to person or property or disruption to business sustained by Tenant or any occupant of the Europa Center, the Building or the Rented Space, or any part or any of them, resulting from any accident, mishap or other occurrence in or about the Europa Center, whatever the cause. This shall include but not be limited to, the flooding of basements or other subsurface areas, and damage caused by refrigerators, sprinkling devices, air conditioning and/or electrical equipment, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of the Landlord, Graham Associates, Ltd., other tenants, occupants or servants in the Building or any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other ting or circumstance whether of a like nature or of a wholly different nature.

     (b) Landlord's Release. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby releases Tenant from any and all liability for loss or damage caused by fire or any of the extended coverage perils coverable by the insurance required to be carried by Landlord in subsection 17(a) above, even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, its agents, employees, invitees or any of them.

     (c) Tenant's Release. Notwithstanding anything to the contrary contained in this Lease, Tenant hereby releases Landlord from any and all liability for loss or damage coverable by the insurance required to be carried by Tenant in Section 18 above, even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, its agents, employees, tenants, invitees or any of them.

20. EMINENT DOMAIN. If all of the Rented Space, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemner, and rent shall be adjusted between Landlord and Tenant as of that date. If only a portion of the Rented Space is taken and Tenant can continue use of the remainder, then the Lease will not terminate, but rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled. In the event of a temporary taking of ninety (90) days or less, this Lease shall not terminate, but the term of this Lease shall be extended by the period of the taking and the rent shall abate in proportion to the area taken for th period of such taking.

21.  UTILITIES AND OTHER SERVICES.

     (a) Standard Services. Landlord shall furnish:
         -----------------
         (1) Heat and/or air conditioning to maintain the Rented Space at a reasonably comfortable temperature from 6:00 a.m. until 11:59 p.m. on Monday through Friday, 8:00 a.m. until 6:00 p.m. on Saturdays and 10:00 a.m. to 6:00 p.m. on Sundays, except New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas Day.
         (2) During the times specified in Subsection (a) above, Landlord shall furnish the Rented Space, at no cost to Tenant, with electricity and maintenance of building standard fluorescent lighting, composed of 2' x 4' fixtures. Incandescent fixtures, table lamps, all lighting other than the building standard fluorescent lighting, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced and maintained by Tenant at Tenant's expense. Landlord shall also furnish the Rented Space, at no additional cost, with electricity for lighting other than the building standard fluorescent lighting and for the operation of general office machines, such as personal computers, electric typewriters, dictating equipment, adding machines and calculators, and general service non- production type office copy machines. Landlord shall have the right to enter and inspect the Rented Space and all electrical devices therein from time to time with reasonable notice.
         (3) Elevator service in the Building.
         (4) Janitorial and cleaning services Monday through Friday of each week, except the holidays listed above. Landlord's cleaning service shall include emptying of normal office trash cans and disposing of their contents. Tenant shall dispose of all other refuse, boxes, cans, books, abandoned furniture and all other large, unusual or heavy items at Tenant's sole cost and expense and shall not permit the accumulation thereof in the Rented Space or elsewhere in the Building or at the Europa Center. It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Building for Tenant and that, should any such employee receive any such packages or articles, he or she in doing so shall be the agent of Tenant and not of Landlord. Landlord shall not be liable in anyway for any damage or inconvenience caused by the cessation or interruption of such heating, air conditioning, electricity, elevator, or janitor or cleaning service occasioned by fire, accident, strikes, break down, necessary maintenance, alterations, repairs, replacements, conduct of other tenants, requirements of public authority or causes beyond Landlord's control.

     (b) Extended Services. In the event that Tenant desires to utilize any of Landlord's services specified in this Section beyond the hours or permitted use, Tenant shall, prior to such use, request permission from the Landlord and obtain, in writing, signed by Landlord and Tenant, an agreement specifying the charge for such use to be paid by Tenant to Landlord and the time of such payment. In the event that Tenant makes any such use without such request and mutual agreement, then, and in such event, Tenant covenants and agrees to pay to Landlord for such use an amount determined by Landlord's selected engineer, upon demand.

     (c) Special Equipment of Tenant. For computers and all other equipment requiring heavier than the normal office use of electricity, Tenant shall separately meter (or submeter, if approved by Landlord in writing), at its expense, the electricity serving such equipment and shall pay upon demand all costs to Landlord for such utility consumption; or, in the alternative, Tenant shall, prior to utilizing any such equipment, enter into a written agreement with Landlord specifying the charge for such use to be paid by Tenant to Landlord, the time of such payment and the method of determining increases from time to time as rates change or such use by Tenant is changed. In the event that Tenant makes any such use without such request and mutual agreement, then, and in such event, Tenant covenants and agrees to pay to Landlord for such in an amount determined by Landlord's selected engineer, upon demand. Landlord may cause an electric check meter to be installed in the Leased Premises or cause a reputable independent electrical engineering or consulting firm to survey and determine the value of the electric service furnished for such excess electric current, the cost of either of which shall be paid by Tenant. Tenant shall be responsible for all repairs, maintenance, replacements and service to all equipment serving Tenant's computers and other special equipment, including without limitation HVAC equipment. Tenant covenants to pay for its electrical consumption referred to in this paragraph in a timely fashion, which covenant shall survive the expiration or earlier termination of this Lease as hereinafter provided.

22. COVENANT OF TITLE AND QUIET ENJOYMENT. Landlord covenants that it has full right and power to execute this Lease and to grant the estate demised in this Lease. The Landlord's title is and always shall be paramount to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber such title. Landlord also covenants that if Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Leased Premises during the term of this Lease, provided that no action of Landlord in repairing or restoring the Rented Space or in working in other space in the Building, shall be deemed a breach of this covenant.

23.  COMMON AREAS.

     (a) Nonexclusive Right of Use. Tenant shall have the right together with other tenants and occupants and invitees to the non-exclusive use of the sidewalks, driveways, stairways, halls, lobbies, elevators and passages in the Building and at the Europa Center for reasonable ingress to and egress from the Rented Space, and for no other purpose, subject to the other provisions of this Lease, including without limitation the Rules and Regulations in Exhibit C.

     (b) Controlled Access. The Common Areas and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the the [sic] Europa Center and its tenants.

     (c) Landlord's Right to Close or Alter. The Landlord reserves the right to use any portion of the Common Areas from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same, and to relocate such Common Areas, for the benefit of the Europa Center and its tenants.

24. USE OF PARKING FACILITIES. Subject to the other provisions of this Lease, Tenant shall have free non-exclusive use of parking facilities, driveways and islands for Tenant, Tenant's employees, Tenant's business invitees and Tenant's agents, from 6:00 a.m. through 11:00 p.m. each day of the week. Such areas for non-exclusive parking spaces shall serve all tenants, their employees, business invitees and agents; provided, however, that at no time during any day of the original or extended term of this Lease shall the aggregate number of non-exclusive parking spaces actually occupied by Tenant, Tenant's employees, business invitees and agents exceed 10 of the parking spaces on the site (which figure is a maximum number of spaces to be utilized by or for the Tenant at any one time, but Landlord in no respect guarantees that such number of spaces will in fact be available at any one time for the Tenant). Tenant shall upon written notice from Landlord, within five (5) days, furnish Landlord, or its authorized agent, the state motor vehicle license number assigned to each of its motor vehicles to be parked on the site and the motor vehicles of all of its employees employed in the Rented Space. Tenant shall not at any time park any trucks or any delivery vehicles in the parking areas or driveways, except as specifically designated by Landlord from time to time, and shall confine all truck parking, loading and unloading to times and locations specifically designated by Landlord from time to time. Tenant shall require all trucks servicing Tenant to be promptly loaded or unloaded and removed from the site. Landlord hereby reserves the exclusive right with respect to the use of parking facilities, roadways, sidewalks, driveways, islands and walkways for advertising purposes. Tenant covenants and agrees to enforce the provisions of this Lease against Tenant's employees and business invitees. Landlord may from time to time circulate free parking stickers for the purpose of identifying motor vehicles of Tenant and Tenant's employees and/or circulate free validation tickets for the purpose of identifying Tenant's business invitees. Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to provide parking attendants, (c) to cause unauthorized and/or unstickered motor vehicles to be towed away at the sole risk and expense of the owner of such motor vehicles, (d) to designate certain parking spaces to be for the exclusive use of the handicapped, for the exclusive use of certain tenants and/or for the exclusive use of visitors, (e) to use any portion of the parking facilities from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements, under, over, along, across and upon the same for the benefit of the site and to grant easements in the Parking facilities to public and quasi-public authorities and, (f) to adopt and modify from time to time rules and regulations for parking and vehicular ingress and egress, for traffic speed and flow and for times and places for move-ins, move-outs and deliveries.

25. INFORMATION CONCERNING TENANT. Tenant shall furnish within fifteen (15) days afer request from Landlord such current information concerning the financial condition of Tenant as Landlord may reasonably require. Such financial information shall include (but is not necessarily limited to) a financial statement dated not more than twelve (12) months prior to Landlord's request. Such financial statement shall be prepared in accordance with generally accepted accounting principles and certified by a certified public accountant. A general partner or officer or manager of Tenant shall furnish a certification to Landlord to the effect that there either has or has not been any material adverse change in the financial condition of Tenant since the date of the financial statement submitted, and if such certification states that there has been a material adverse change, furnishing such details concerning same as landlord [sic] may request. If Tenant does not execute and return such certificate as required above, Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute such certificate on behalf of Tenant.

26. AUTHORITY OF TENANT. Tenant shall furnish to Landlord within fifteen (15) days after request from Landlord such corporate or company resolutions, certificates of incumbency, partnership resolutions, partnership agreements, operating agreements, bylaws or legal opinions or other information as Landlord may reasonably request in order to confirm that the execution and delivery of this Lease has been duly authorized by Tenant and that the person(s) executing this Lease on behalf of Tenant were duly authorized to do so. All such company, corporate or partnership resolutions, certificates or agreements shall be certified as being duly adopted and/or in full force and effect, without amendment, by an appropriate officer, manager or partner of Tenant.

27. ESTOPPEL. Within ten (10) days after request therefore [sic] by Landlord, Tenant agrees to execute and deliver to Landlord a certificate prepared by Landlord to any proposed mortgagee, ground lessee or purchaser of the Europa Center or to Landlord certifying (if such is the case) that this Lease is in full force and effect, that there are no defenses or offsets thereto, or stating those claimed by Tenant, and such other facts related to this Lease, the Leased Premises or Tenant as Landlord may request, if and only to the extent that the statements contained therein are at that time true. If Tenant does not execute and return such certificate as required above, Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute such certificate on behalf of Tenant.

28.  RIGHT TO RELOCATE.

     (a) Substitute Premises. Landlord, at its option, may substitute for the Rented Space other space(hereafter called "Substitute Space") within the Building before the Commencement Date or at any time during the Term. As far as is reasonably possible, the Substitute Space shall have comparable Rentable Square Feet and a configuration substantially similar to the Rented Space. Landlord shall pay Tenant's reasonable cost of moving Tenant's furnishings, trade fixtures, inventory, and existing telephone system to the Substitute Space. Except as provided in this Section, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this Section, including, but not limited to, loss of goodwill, business or profits.

     (b) Notice. Landlord shall give Tenant at least sixty (60) days notice of its intention to relocate Tenant to the Substitute Space. This notice will be accompanied by a floor plan of the Substitute Space. After such notice, Tenant shall have seven (7) calendar days within which to accept in writing the proposed Substitute Space. If Tenant does not accept the Substitute Space within such period of time, this Lease shall terminate at the end of sixty (60) days following the service of notice on the Tenant.

     (c) Alteration of Substitute Space. Landlord agrees to construct or alter, at its own expense, the Substitute Space as expeditiously as possible so that it is in substantially the same condition that the Rented Space was in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements, and alterations used in the Rented Space. Tenant agrees to occupy the Substitute Space as soon as Landlord's work is substantially completed. Landlord shall be responsible for all expenses related to the relocation such as stationary, business cards, marketing literature, telephone and computer networks.

     (d) Rent During and After Relocation. Except as provided above, all of Tenant's obligations under this Lease, including the payment of rent, will continue despite Tenant's relocation to the Substitute Space. Upon substantial completion of the Substitute Space, this Lease will apply to the Substitute Space as if it had been the Rented Space originally described in the Lease, Tenant shall use all reasonable efforts to open for business in the Substitute Space as quickly as is reasonably possible under the circumstances.

29. LANDLORD'S ACCESS TO RENTED SPACE. The Tenant shall permit the Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Rented Space. The

Landlord or Landlord's agent shall have the right to enter upon the Rented Space, to inspect them, to perform janitorial and cleaning services and to make such repairs or alterations to the Rented Space or the Building as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon the Rented Space that may be required for repairs and alterations without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved shall in no wise abate(except [sic] as provided in Section 17) while repairs and alterations are being made, by reason of loss or interruption of business of the Tenant, or otherwise. If the Tenant shall not be personally present to open and permit an entry into the Rented Space at any time when for any reason an entry into the Rented Space shall be necessary or permissible, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefore [sic] (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as provided in this Lease. The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement and/or locations of entrances and passageways, doors and doorways, and corridors, elevators, toilets, parking areas and other Common Areas. The Landlord shall have the right to show the Rented Space to prospective new tenants during the last 120 days of the Term. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

30. MANAGING AGENT. Landlord reserves the right to designate a Managing Agent and to delegate any or all of Landlord's powers, duties, obligations, or rights under this Lease to the Managing Agent. To the extent Landlord's duties or obligations under this Lease are assumed in writing by the Managing Agent, Landlord shall not be responsible for the assumed duties or obligations. Tenant's rights and obligations under this Lease shall not be affected by designation of a Managing Agent by the Landlord.

31. SUBORDINATION. This Lease is subject and subordinate to all security liens, mortgages, deeds of trust and related financing instruments which may now or hereafter affect the Europa Center or any part thereof, and to all renewals, modifications, consolidations, replacements, amendments and extension thereof, unless Landlord or any lender secured by a mortgage, deed of trust or similar security instrument elects to make this Lease superior to same, which it may do at its option. Tenant shall execute within ten (10) days after request any certificate, subordination agreement, priority agreement or other form of instrument in confirmation of such subordinate or superior status that Landlord may request, including an agreement to attorn. Tenant hereby irrevocably appoints Landlord its attorney in fact to execute and deliver any such instrument on behalf of Tenant if Tenant fails or refuses to execute or deliver same as required by this Lease. Tenant shall also execute within ten (10) days after request an agreement with any lender pursuant to which Tenant agrees to give such lender a minimum period of sixty (60) days after Tenant's notice to such lender for the lender to cure Landlord's default prior to Tenant's terminating this Lease due to Landlord's default.

32. RESERVATION OF RIGHTS. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):

     (a) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building;

     (b) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; and

     (c) to construct future phases of the Europa Center attached to the Building.

Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Leased Premises.

33. NOTICES. Any notices which Landlord or Tenant requires or desires to give to the other relating to this Lease or the Leased Premises must be in writing and shall be deemed sufficiently given and delivered if:

     (a) Hand-delivered to the following addresses:

         If to Landlord:          Europa Center LLC
                                  c/o Graham Associates, Ltd.
                                  100 Europa Drive, Suite 190
                                  Chapel Hill, NC  27514

         If to Tenant:            MoliChem R&D, Inc.
                                  100 EUROPA DRIVE
                                  SUITE 421
                                  CHAPEL HILL, NC, 27514

                                      -OR-

     (b) Sent by facsimile transmission to the following facsimile numbers:

         If to Landlord:          The Trustees of the Frank H. Kenan 1988 Trust
                                  c/o Graham Associates, Ltd.
                                  Facsimile No. (919) 929-7913

         If to Tenant:            ----------------------------------------------
                                  ----------------------------------------------

Either party may change its designated facsimile number for receipt of notice by written notice to the other party pursuant to this Section 33.

34. ENTIRE AGREEMENT; MODIFICATION. This Lease contains the entire agreement of the parties in regard to the Leased Premises. There are no oral agreements existing between them and there shall be no oral changes. Neither Landlord nor any agent of Landlord has made any representations, warranties or promises with respect to the Rented Space, the Building or the Europa Center, or the use of any amenities or facilities, except as expressly set forth in this Lease. Any agreement made after this Lease is signed shall be ineffective to change, waive, modify, discharge, or terminate it in whole or in part unless such agreement is in writing and executed by both Landlord and Tenant.

35. RIDERS AND EXHIBITS. All riders and exhibits attached to this Lease and initialed by the Landlord and Tenant are hereby made a part of this Lease as though inserted in this Lease. The following Exhibits are attached hereto and incorporated herein:

                     Exhibit A        Site of Europa Center
                     Exhibit B        Sketch of Rented Space
                     Exhibit C        Rules and Regulations

36. SECTION HEADINGS. The headings of sections are for convenience only and do not limit or alter the contents of the sections.

37. NUMBER AND GENDER. The words "Landlord" and "Tenant" wherever used in the Lease shall be construed to mean plural where necessary, and th necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

38. GOVERNING LAW. This Lease shall be governed and construed pursuant to the laws of North Carolina.

39. SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby; and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

40. MODIFICATION BY MORTGAGEE. Should any mortgagee or ground lessee of Landlord require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then Tenant shall execute a written modification to such effect within ten (10) business days of request by Landlord.

41. BINDING EFFECT. Each provision of this Lease shall extend to and shall bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors and assigns.

42. LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Europa Center and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of the sale of its interest in the Europa Center. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Europa Center and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns, including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

43. BROKERAGE. The Tenant and Landlord each represents to the other that it has dealt directly with and only with GRAHAM ASSOCIATES, LTD. and GRUBB & ELLIS THOMAS LINDERA are the brokers in connection with this Lease, and that no other broker procured this Lease or is entitled to any commission in connection with the Lease and in the event either party has hired another broker such hiring party shall indemnify, defend and hold forever harmless the other party from and against any claim by such hired broker and from and against any and all costs directly or indirectly arising out of any such hiring.

44. CONFIDENTIALITY. The terms of this Lease are confidential. Neither Landlord nor Tenant shall disclose any term of this Lease, including but not limited to any rental provision, to any third party; provided that Landlord shall have the right to disclose terms to a prospective or existing investor, mortgagee, ground lessee or purchaser, and Tenant shall have the right to disclose terms to Tenant's bank, Tenant's accountants, Tenant's attorneys and other professional [sic] bound by an obligation of confidentiality to Tenant. Both parties shall require any third parties to whom they disclose information regarding this Lease to keep the information confidential. It is understood that Tenant may divulge contents of this lease to it [sic] Shareholders, Board Members, Potential Investors and Advisors.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, to be effective as of the date first stated above.

                                LANDLORD: Europa Center, LLC

                                BY: Graham Associates, Ltd., Agent

Attest:                                   /s/ John P. Graham
       ---------------------    ------------------------------------------------
         , ____ Secretary                John P. Graham, President

                                TENANT:    Education Foundation Inc.
[sic]

Attest:                         By:      /s/ Luis Molina
       ---------------------    ------------------------------------------------
         ,_____Secretary        Luis Molina, President & Chief Executive Officer